SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           ---------------------------
                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                           ---------------------------

                        AMERICAN ENERGY PRODUCTION, INC.
                       ----------------------------------
             (Exact name of registrant as specified in its charter)


         Delaware                                   74-2945581
         ---------                             ------------------
(State or other jurisdiction of     (I.R.S. Employer Identification No.)
incorporation or organization)


                310 Kitty Hawk, Road, Universal City, Texas 78148
                -------------------------------------------------
                    (Address of principal executive offices)

             American Energy Production, Inc. Employee Benefit Plan.
             -------------------------------------------------------
                            (Full title of the plan)

                                 Charles Bitters
                310 Kitty Hawk Road, Universal City, Texas 78148
            (Name, address, including zip code, of agent for service)

   Telephone number, including area code, of agent for service: (210) 566-7327


                                          CALCULATION OF REGISTRATION FEE

Title of Securities to be         Amounts to be      Proposed Maximum           Proposed Maximum            Amount of
Registered                        Registered         Offering Price Per         Aggregate Offering          Registration
                                                     Share(1)                   Price                       Fee
Common Stock, 0.001 par                   25,000,000         $0.025                 $625,000                $156.25
value
================================  ================== =========================  =========================== ==================

(1) Bona Fide estimate of maximum offering price solely for calculating the registration fee pursuant to Rule 457(h) of the Securities Act of 1933, based on the average bid and asked price of the registrant's common stock as of January 24, 2003 a date within five business days prior to the date of filing of this registration statement.

         In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plan described herein.

     Page 1  of 7  consecutively  numbered  pages.
  Exhibit  Index  appears  on  consecutive
  page 7.
                                        1




         2003 Employee Benefit Plan of American Energy Production, Inc.
                  Cross-Reference Sheet Pursuant to Rule 404(a)

         Cross-reference between items of Part I of Form S-8 and the Section
10(a) Prospectus that will be delivered to each employee, consultant, or director who participates in the Plan.

Registration Statement Item Numbers and Headings                       Prospectus Heading

1.       Plan Information                                              Section 10(a) Prospectus

2.       Registrant Information and                                    Section 10(a) Prospectus
         Employee Plan Annual Information


                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

         The following documents filed by American Energy Production, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange
Commission (the "Commission") are hereby incorporated by reference:

         1.       The Company's Annual Report on Form 10-KSB for the fiscal year ended  December 31,
2001

         2. All reports filed by the Company with the Commission pursuant to
Section 13(a) or 15(d) of the Exchange Act of 1934, as amended (the "Exchange
Act"), since the end of the fiscal year ended December 31, 2001.

         3.       The Company's initial filing of a Form SB-2 on December 27, 2000.

         Prior to the filing, if any, of a post-effective amendment, that indicates that all securities covered by this Registration Statement have been sold or that de-registers all such securities then remaining unsold, all reports and other documents subsequently filed by the Company pursuant to Sections
13(a), 13(c), 14, or 15(d) of the Exchange Act shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

Item 4.  Description of Securities

         The common stock of the Company being registered pursuant to this Registration Statement is part of a class of securities registered under Section
12 of the Exchange Act. A description of such securities is contained in the Company's initial Form SB-2 Registration Statement filed with the Commission on
December 27, 2000, and is incorporated herein by reference. (See "Item 3.
Incorporation of Documents by Reference.")






                                        2




Item 5. Interests of Named Experts and Counsel

          No expert is named as preparing or certifying all or part of the Registration Statement to which this prospectus pertains, and no counsel for the Company who is named in this prospectus as having given an opinion on the validity of the securities being offered hereby was hired on a contingent basis or has or is to receive, in connection with this offering, a substantial interest, direct or indirect, in the Company.


Item 6. Indemnification of Directors and Officers

         The Company intends to indemnify its officers and directors to the full extent permitted by Delaware law. The Company's Bylaws under Article VI,
"Indemnification" provides that:

         6.01      Persons and Extent.  Subject to the provisions of  Section 145 of the Delaware
                  General Corporation Law, the corporation may indemnify any person who:

         (a) was or is a party or is .threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request or the Corporation as a director, officer, employee or agent of another corporation, partnership, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of' itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in. or not opposed to the best interest of the corporation, and, with respe'ct to any criminal action or proceeding, had reasonabIe cause to believe that his conduct was unlawful.

         (b) was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of' the corporation, or is or was serving at. the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses
         (including attorney's fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation



                                        3




         unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnify for such expenses which the Court of Chancery or such other court shall deem proper.


         Any indemnification under subsections (a) and (b) of this section, unless ordered by a court, shall be made by the corporation only as authorized in the specific case upon a determination .that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met.
the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made (1) by the board of directors by a majority vote ofa quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.


         Under Delaware law, a corporation may indemnify its agents for expenses and amounts paid in third party actions and, upon court approval in derivative actions, if the agents acted in good faith and with reasonable care. A majority vote of the Board of Directors, approval of the stockholder or court approval is required to effectuate indemnification. The foregoing discussion of indemnification merely summarizes certain aspects of indemnification provisions under Delaware law and is limited by reference to the applicable section(s) of the Delaware General Corporation Law and the Company's Bylaws and the Company's
Articles of Incorporation, or any amendments thereto.

         Insofar as indemnification for liabilities arising under the Securities
Act of 1933, as amended, may be permitted to officers, directors or persons controlling the Company, the Company has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by an officer, director or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such officer, director or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in such Act and will be governed by the final adjudication of such issue.

Item 7.   Exemption from Registration Claimed

         No restricted securities are being re-offered or re-sold pursuant to this Registration Statement.

Item 8. Exhibits.




                                        4




         The exhibits attached to this Registration Statement are listed in the
Exhibit Index, which is found on page 7.

Item 9.  Undertakings

(a)      The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

         (2) To treat, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment as a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.
In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.









                      [THIS SPACE INTENTIONALLY LEFT BLANK]



                                        5




                                                    SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this S-8
Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Universal City, Texas on January 27, 2003.

                                                     American Energy Productions, Inc.


                                                     By:   /s/ Charles Bitters
                                                        -------------------------------------------------------
                                                     Charles Bitters, as President and Director

                                                 POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Charles Bitters Clay, with power of substitution, as his attorney-in-fact for him, in all capacities, to sign any amendments to this Registration Statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitutes may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature                           Title                                       Date

 /s/ Charles Bitters               Director                                   01/27/03
----------------------------------
Charles Bitters






                                        6






                                                 INDEX TO EXHIBITS


                                                                                                         Page
Exhibits              SEC Ref. No.                     Description of Exhibit
--------              ------------                     ----------------------
A                          4            2003 Benefit Plan of the Company                                  8
B                       5, 23(b)        Opinion and consent of Counsel with respect                       13
                                        to the legality of the issuance of securities
                                        being issued

C                        23(a)          Consent of Accountant                                             16






                                        7













                              THE 2003 BENEFIT PLAN

                                       OF

                        American Energy Production, Inc.



                                        8




            THE 2003 BENEFIT PLAN OF AMERICAN ENERGY PRODUCTION, INC.

         American Energy Production, Inc., a Delaware corporation (the
"Company"), hereby adopts The 2003 Benefit Plan of American Energy Production,
Inc.. (the "Plan") this 27th day of January, 2003. Under the Plan, the Company may issue stock, or grant options to acquire the Company's common stock, par value $0.0001 (the "Stock"), from time to time to employees of the Company or its subsidiaries, all on the terms and conditions set forth herein ("Benefits").
In addition, at the discretion of the Board of Directors, Benefits may from time to time be granted under this Plan to other individuals, including consultants or advisors, who contribute to the success of the Company or its subsidiaries but are not employees of the Company or its subsidiaries, provided that bona fide services shall be rendered by consultants and advisors and such services must not be in connection with the offer or sale of securities in a capital-raising transaction. No stock may be issued, or option granted under the benefit plan to consultants, advisors, or other persons who directly or indirectly promote or maintain a market for the Company's securities.

1. Purpose of the Plan. The Plan is intended to aid the Company in maintaining and developing a management team, attracting qualified officers and employees capable of assuring the future success of the Company, and rewarding those individuals who have contributed to the success of the Company. The Company has designed this Plan to aid it in retaining the services of executives and employees and in attracting new personnel when needed for future operations and growth and to provide such personnel with an incentive to remain employees of the Company, to use their best efforts to promote the success of the Company's business, and to provide them with an opportunity to obtain or increase a proprietary interest in the Company. It is also designed to permit the Company to reward those individuals who are not employees of the Company but who management perceives to have contributed to the success of the Company or who are important to the continued business and operations of the Company. The above goals will be achieved through the granting of Benefits.

2. Administration of this Plan. Administration of this Plan shall be determined by the Company's Board of Directors (the "Board"). Subject to compliance with applicable provisions of the governing law, the Board may delegate administration of this Plan or specific administrative duties with respect to this Plan on such terms and to such committees of the Board as it deems proper
(hereinafter the Board or its authorized committee shall be referred to as "Plan
Administrators"). The interpretation and construction of the terms of this Plan by the Plan Administrators thereof shall be final and binding on all participants in this Plan absent a showing of demonstrable error. No member of the Plan Administrators shall be liable for any action taken or determination made in good faith with respect to this Plan. Any Benefit approved by a majority vote of those Plan Administrators attending a duly and properly held meeting shall be valid. Any Benefit approved by the Plan Administrators shall be approved as specified by the Board at the time of delegation.

3. Shares of Stock Subject to this Plan. A total of twenty five million
(25,000,000) shares of Stock may be subject to, or issued pursuant to, Benefits granted under this Plan. If any right to acquire Stock granted under this Plan is exercised by the delivery of shares of Stock or the relinquishment of rights to shares of Stock, only the net shares of Stock issued (the shares of stock issued less the shares of Stock surrendered) shall count against the total number of shares reserved for issuance under the terms of this Plan.




                                        9




4. Reservation of Stock on Granting of Option. At the time any Option is granted under the terms of this Plan, the Company will reserve for issuance the number of shares of Stock subject to such Option until it is exercised or expires. The
Company may reserve either authorized but unissued shares or issued shares reacquired by the Company.

5. Eligibility. The Plan Administrators may grant Benefits to employees, officers, and directors of the Company and its subsidiaries, as may be existing from time to time, and to other individuals who are not employees of the Company or its subsidiaries, including consultants and advisors, provided that such consultants and advisors render bona fide services to the Company or its subsidiaries and such services are not rendered in connection with the offer or sale of securities in a capital-raising transaction. In any case, the Plan
Administrators shall determine, based on the foregoing limitations and the Company's best interests, which employees, officers, directors, consultants and advisors are eligible to participate in this Plan. Benefits shall be in the amounts, and shall have the rights and be subject to the restrictions, as may be determined by the Plan Administrators, all as may be within the provisions of this Plan.

6.       Term of Options issued as Benefits and Certain Limitations on Right to Exercise.
         --------------------------------------------------------------------------------

         a.       Each Option issued as a benefit hereunder ("Option") shall have its term established by the Plan
         Administrators at the time the Option is granted.

         b.       The term of the Option, once it is granted, may be reduced only as provided for in this Plan and under the express written provisions of the Option.

         c. Unless otherwise specifically provided by the written provisions of the Option or required by applicable disclosure or other legal requirements promulgated by the Securities and Exchange Commission
         ("SEC"), no participant of this Plan or his or her legal representative, legatee, or distributee will be, or shall be deemed to be, a holder of any shares subject to an Option unless and until such participant exercises his or her right to acquire all or a portion of the Stock subject to the Option and delivers the required consideration to the Company in accordance with the terms of this Plan and then only as to the number of shares of Stock acquired. Except as specifically provided in this Plan or as otherwise specifically provided by the written provisions of the Option, no adjustment to the exercise price or the number of shares of Stock subject to the Option shall be made for dividends or other rights for which the record date is prior to the date on which the Stock subject to the Option is acquired by the holder.

         d.       Options shall vest and become exercisable at such time or times and on such terms as the Plan
         Administrators may determine at the time of the grant of the Option.

         e.       Options may contain such other provisions, including further lawful restrictions on the vesting and exercise of the Options as the Plan Administrators may deem advisable.

         f.       In no event may an Option be exercised after the expiration of its term.

         g.       Options shall be non-transferable, except by the laws of descent and distribution.




                                       10




7.       Exercise Price.   The Plan Administrators shall establish the exercise price payable to the Company for
         --------------
shares to be obtained pursuant to Options, which exercise price may be amended from time to time as the Plan
Administrators shall determine.

8.       Payment of Exercise Price.  The exercise of any Option shall be contingent on receipt by the Company
         -------------------------
of the exercise price paid in either cash, certified or personal check payable to the Company.

9. Withholding. If the grant of a Benefit hereunder, or exercise of an Option given as a Benefit is subject to withholding or other trust fund payment requirements of the Internal Revenue Code of 1986, as amended (the "Code"), or applicable state or local laws, the Company will initially pay the Optionee's liability and will be reimbursed by Optionee no later than six months after such liability arises and Optionee hereby agrees to such reimbursement terms.

10. Dilution or Other Adjustment. The shares of Common Stock subject to this
Plan and the exercise price of outstanding Options are subject to proportionate adjustment in the event of a stock dividend on the Common Stock or a change in the number of issued and outstanding shares of Common Stock as a result of a stock split, consolidation, or other recapitalization. The Company, at its option, may adjust the Options, issue replacements, or declare Options void.

11. Benefits to Foreign Nationals. The Plan Administrators may, in order to fulfill the purpose of this Plan and without amending this Plan, grant Benefits to foreign nationals or individuals residing in foreign countries that contain provisions, restrictions, and limitations different from those set forth in this Plan and the Benefits made to United States residents in order to recognize differences among the countries in law, tax policy, and custom. Such grants shall be made in an attempt to give such individuals essentially the same benefits as contemplated by a grant to United States residents under the terms of this Plan.

12. Listing and Registration of Shares. Each Option shall be subject to the requirement that if at any time the Plan Administrators shall determine, in their sole discretion, that it is necessary or desirable to list, register, or qualify the shares covered thereby on any securities exchange or under any state or federal law, or obtain the consent or approval of any governmental agency or regulatory body as a condition of, or in connection with, the granting of such Option or the issuance or purchase of shares thereunder, such Option may not be exercised in whole or in part unless and until such listing, registration, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Plan Administrators.

13. Expiration and Termination of this Plan. This Plan may be abandoned or terminated at any time by the Plan Administrators except with respect to any Options then outstanding under this Plan. This Plan shall otherwise terminate on the earlier of the date that is five years from the date first appearing in this Plan or the date on which the 6.2 millionth share is issued hereunder.

14. Amendment of this Plan. This Plan may not be amended more than once during any six month period, other than to comport with changes in the Code or the Employee Retirement Income Security Act or the rules and regulations promulgated thereunder. The Plan Administrators may modify and amend this Plan in any respect.

       ATTEST:


Charles Bitters, President



                                       11




                                    EXHIBIT A

                               NOTICE OF EXERCISE





                                      (To be signed only upon exercise of Option)

TO: American Energy Production, Inc.

       The undersigned, the owner of the attached Option, hereby irrevocably elects to exercise the rights to purchase thereunder ______________ shares of Common Stock of American Energy Production, Inc., and herewith pays for the shares in the manner specified in the Option. The undersigned requests that the certificates for such shares be delivered to them according to instructions indicated below. If such shares are not all of the shares purchasable under the Option, the undersigned further requests that a new option certificate be issued and delivered to the undersigned for the remaining shares purchasable under the Option.

DATED this ________ day of ______________, 200__.






           By:_____________________________


Instructions for delivery:

------------------------------------------------------------------------------------

------------------------------------------------------------------------------------

------------------------------------------------------------------------------------

------------------------------------------------------------------------------------

------------------------------------------------------------------------------------





                                                          12




                                MICHAEL GOLIGHTLY

                               268 West 400 South
                   Suite 300 Telephone: (801) 575-8073 ext 152
Attorney at Law                         Salt Lake City, Utah 84101               Facsimile: (801) 575-8092
         Admitted in Texas and Utah


January 30, 2003

American Energy Production, Inc.
310 Kitty Hawk Rd.
Universal City, Texas 78148

Re:      Legality and Authorization of Shares Issued Under Form S-8 Registration Statement

To the Board of Directors of Aamerican Energy Production, Inc.

I have acted as special counsel for American energy Production, Inc., a Delaware corporation (the "Company"), in the limited capacity of rendering an opinion regarding the legality and authorization of the shares proposed to be registered under a registration statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission ("the Commission") under the Securities Act of 1933, as amended, ("the Act"). The Company is registering a
Benefit Plan entitled "The 2003 Benefit Plan of American Energy Production, Inc.
" (the "Benefit Plan") pursuant to which the Company has authorized the issuance of Twenty Five Million (25,000,000) shares of the Company's common stock, par value $0.0001 (the "Shares").

This opinion letter (this "Opinion") is governed by, and shall be interpreted in accordance with the Legal Opinion Accord (the "Accord") of the ABA Section of
Business Law (1991). As a consequence, it is subject to a number of qualifications, limitations, all as more particularly described in the Accord, and this Opinion should be read in conjunction therewith.

In connection with the preparation of this Opinion, I have examined the following:

         1.  The Company's Articles of Incorporation and amendments thereto and Bylaws as submitted to me by the Company pursuant to my request for same;
         2.  The Registration Statement herein referenced;
         3. The Board of Directors Resolution, dated January 30, 2003, authorizing and approving the Company's 2003 Benefit Plan and the preparation of the Registration Statement; 4. The Company's Section
         10(a) Prospectus for the Registration Statement; 5. The Company's Form
         10-KSB for the fiscal year ended December 31, 2001 and the Company's
         Form 10-QSB for the quarterly period ended September 30, 2002; 6. Such other documents as I have deemed necessary for the purposes of this
         Opinion.


You have represented to me that the Company is current in its filings with the Commission, that the Company's board of directors has authorized the filing of a Form S-8 and that the quantity of shares



                                       13




to be included in the Form S-8 is available for issuance based on the quantity authorized for issuance in the Company's Articles of Incorporation and on the amount of shares actually issued and outstanding.

Additionally, I have made such investigations of federal law as I have considered necessary and appropriate to form a basis for this opinion. My opinion is qualified by the scope of the review specified herein and I make no representations as to the sufficiency of my investigation for this opinion. I further expressly exempt from this opinion any representations as to the completeness, adequacy, accuracy or any other aspect of the financial statements incorporated in the Registration Statement.

The documentation and representations provided to me for this opinion by the Company and its duly authorized representatives indicate that the Company is validly organized under the laws of the State of Delaware; the Company is current in its filings with the Commission; the Company's Board of Directors has authorized the Benefit Plan; the Company's Board of Directors has authorized the filing of the Registration Statement; and that the Twenty Five Million
(25,000,000) shares to be included in the Registration Statement are available for issuance based upon corporate documentation and on the amount of shares actually issued and outstanding. As such, I am of the opinion that the Shares herein referenced have been duly and validly authorized and that subject to compliance with all provisions of the Plan, the Shares will be validly issued as fully paid and non- assessable shares of common stock in the Company.

The opinion set forth above is predicated upon and limited to the correctness of the assumptions set forth herein and in the Accord, and is further subject to qualifications, exceptions, and limitations set forth below:

         A.       I am admitted to practice law in the States of Utah and Texas.  I am not admitted to practice law in the State of Delaware or in any other jurisdiction where the
                  Company may own property or transact business.  This opinion is with respect to federal law only and I have not consulted legal counsel from any other jurisdiction for the purpose of the opinion contained herein.  I expressly except from this opinion any opinion as to whether or to what extent a Delaware court or any other court would apply Delaware law, or the law of any other state or jurisdiction, to any particular aspect of the facts, circumstances and transactions that are the subject of this opinion.

         B.       In expressing the opinion set forth herein, I have assumed the authenticity and completeness of all corporate documents, records and instruments provided to me by the Company and its representatives.  I have assumed the accuracy of all statements of fact contained therein. I have assumed that all information and representations made or provided to me by the Company or its authorized representatives is correct and that there are shares available to be issued pursuant to the Plan.  I have further assumed the genuineness of signatures (both manual and conformed), the authenticity of documents submitted as originals, the conformity to originals of all copies or faxed copies and the correctness of all such documents.

         C.       In rendering the opinion that the Shares to be registered pursuant to Form S-8 and issued under the Plan will be validly issued, fully paid and nonassessable, I assumed



                                                    14




                  that: (1) the Company's board of directors has exercised or will exercise good faith in establishing the value paid for the Shares; (2) all issuances and cancellation of the Capital
                  Stock of the Company will be fully and accurately reflected in the Company's stock records as provided by the Company's transfer agent; and (3) the consideration, as determined by the Company's board of directors, to be received in exchange for each issuance of common stock of the Company will have been paid in full and actually received by the Company when the Shares are actually issued.

         D. I expressly except from the opinion set forth herein any opinion concerning the need for compliance by any party, and in particular by the Company, with the provisions of the securities laws, regulations, and/or rules of the United
                  States of America, the State of Delaware or any other jurisdiction with regard to any other issue not expressly addressed herein, which exclusion shall apply, but not be limited to, the subsequent tradeability of the Shares on either state or federal level.

         E. I have assumed that the Company is satisfying the substantive requirements of Form S-8 and I expressly disclaim any opinion regarding the Company's compliance with such requirements, whether they are of federal or state origin, or any opinion as to the subsequent tradeability of any Shares issued pursuant to the Benefit Plan.

         F. The opinion contained in this letter is rendered as of the date hereof, and I undertake no and disclaim any, obligation to advise you of any changes in or any new developments which might affect any matters or opinions set forth herein.

         G. I have made no independent verification of the facts asserted to be true and accurate by authorized representatives of the Company and have assumed that no person or entity has engaged in fraud or misrepresentation regarding the inducement relating to, or the execution or delivery of, the documents reviewed.

         H.       Certain of the remedial provisions of the 2002 Benefit Plan may be further limited or rendered unenforceable by other applicable laws and interpretations.

This Opinion is valid only as of the signature date and may be relied upon by you only in connection with filing of the S-8 Registration Statement. I hereby consent to its use as an exhibit to the Registration Statement. However, this opinion may not be used or relied upon by you or any other person for any purpose whatsoever, except to the extent authorized in the Accord, without, in each instance, my prior written consent. In the event that any of the facts are different from those which have been furnished to me and upon which I have relied, the conclusions as set forth above cannot be relied upon.

Nothing herein shall be deemed to relate to or constitute an opinion concerning any matters not specifically set forth above. By giving you this opinion and consent, I do not admit that I am an expert with respect to any part of the Registration Statement or prospectus within the meaning of the term "expert" as used in Section 11 of the Securities Act of 1933, as amended, or the Rules and Regulations of the Securities and Exchange Commission promulgated thereunder.


                                                     Very truly yours,

                                                     /s/ Michael Golightly
                                                     Michael Golightly
                                                     Attorney at Law



                                       15



                          Independent Auditors' Consent



         We hereby consent to the incorporation by reference in the Registration
Statement on Form S-8 of American Energy Production, Inc. of our report for the year ended December 31, 2001 and for the period from January 31, 2000
(inception) through December 31, 2000, dated April 29, 2002, relating to the financial statements of Communicate Now.com, Inc. (now known as American Energy
Production, Inc.), which report appears in the December 31, 2001 annual report on Form 10-KSB of Communicate Now.com, Inc. (now known as American Energy
Production, Inc.).

         Our report dated April 29, 2002 contains an explanatory paragraph that states that the Company has ceased operations, liquidated substantially all assets, and is in default on certain related party notes payable and on certain notes payable to banks which raises substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of that uncertainty.



/s/ Salberg & Company
SALBERG & COMPANY, P.A.
Boca Raton, Florida
January 30, 2003


